Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-232954) of our reports dated February 14, 2019, with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc. and the effectiveness of internal control over financial reporting of Owens-Illinois, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Toledo, Ohio

December 27, 2019